UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K/A
(Amendment No. 1)
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:  This Amendment No. 1 to the Form 8-K filed February 19, 2020, is being filed to reflect adjustments to the compensation of Donald D. Trigg and John Peterzalek as a result of Mr. Trigg being appointed as the Company's President and Mr. Peterzalek being appointed as the Company's Executive Vice President and Chief Client and Services Officer, as reported in the Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 18, 2020, Cerner Corporation (the "Company") announced the appointment of Donald Trigg as the Company's President and John Peterzalek as the Company's Executive Vice President and Chief Client and Services Officer.

On March 19, 2020, the Compensation Committee approved updated compensation arrangements for Mr. Trigg to reflect his previously announced promotion as well as his annual compensation review and adjustment. Effective March 29, 2020, Mr. Trigg's annual base salary will be increased from $650,000 to $700,000, and effective April 1, 2020, Mr. Trigg's target bonus level under the Company's performance-based cash incentive compensation plan will be increased from $700,000 to $750,000. He will also receive equity awards to consist of 50% time-based restricted stock units ("RSUs") and 50% performance-based restricted stock units ("PSUs") with an aggregate grant date fair value of $6,000,000.

On the same date, the Compensation Committee approved updated compensation arrangements for Mr. Peterzalek to reflect his previously announced promotion as well as his annual compensation review and adjustment. Effective March 29, 2020, Mr. Peterzalek's annual base salary will be increased from $650,000 to $675,000, and effective April 1, 2020, Mr. Peterzalek's target bonus level under the Company's performance-based cash incentive compensation plan will be increased from $700,000 to $875,000. He will also receive equity awards to consist of 50% RSUs and 50% PSUs with an aggregate grant date fair value of $4,000,000.

Consistent with the design of the Company's 2020 equity awards for other executive officers, the RSUs will vest ratably over a three-year period, and the PSUs will vest after a three-year period based upon the achievement of certain performance targets. All equity grants will be made on April 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: March 25, 2020	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer